Exhibit 1.1

[•] Common Shares,

represented by [•] American Depositary Shares

JOINT STOCK COMPANY KASPI.KZ

UNDERWRITING AGREEMENT

[•], 2024

[•], 2024

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

c/o J.P Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013

Ladies and Gentlemen:

Certain selling shareholders of Joint Stock Company Kaspi.kz, a joint-stock company organized under the laws of Kazakhstan (the “Company”), named in Schedule I hereto (the “Selling Shareholders”), severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [•] common shares (the “Firm Shares”), no par value per share (the “Common Shares”), of the Company, to be delivered in the form of [•] American Depositary Shares, each representing one of the Company’s common shares (the “Firm ADSs”), and each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. In connection with this Agreement, the Company and the Underwriters propose to enter into an underwriting support agreement on the date hereof (the “Company Support Agreement”).

The Selling Shareholders also propose to sell to the several Underwriters up to an additional [•] Common Shares (the “Additional Shares” and, together with the Firm Shares, the “Shares”), to be delivered in the form of [•] American Depositary Shares (“Additional ADSs” and together with the Firm ADSs, the “ADSs”) if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Citigroup Global Markets Inc. (“Citigroup” and, together with Morgan Stanley and J.P. Morgan, the “Representatives”), as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ADSs granted to the Underwriters in Section 2 hereof.

The Selling Shareholders currently hold Regulation S global depositary receipts (“Reg S GDRs”) each representing one Common Share. The Company proposes to amend and restate the terms and conditions of the Reg S GDRs and rename the Reg S GDRs as American Depositary Shares, through the supplemental agreement entered into with the Depositary (as defined below) dated October 27, 2023 (the “Level III ADS Supplemental Agreement”), which replaces the terms and conditions of the Reg S GDRs with those set forth in an Amended and Restated Deposit Agreement, dated as of [•], 2024 (the “Deposit Agreement”), among the Company and The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders of ADSs. The ADSs purchased by the Underwriters pursuant to the Underwriting Agreement will be governed by the Deposit Agreement.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-[•]), including a preliminary prospectus, relating to the Shares represented by the ADSs. Such registration statement on Form F-1 as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register Common Shares represented by additional ADSs pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents, severally and not jointly, and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder, and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign and transfer the ADSs to be delivered by such Selling Shareholder at the Closing Date and any Option Closing Date.

(b) To the extent such Selling Shareholder is not a natural person, such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(c) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the organizational or similar documents of such Selling Shareholder (if such Selling Shareholder is not a natural person), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (iii) and (iv), for any violation that would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement, except for the registration of the Shares and the ADSs under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), such consents, approvals, authorizations and orders as may be required by Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the ADSs by the Underwriters and the approval for listing on the Nasdaq Global Select Market or such as may be required by the securities or Blue Sky laws of the various U.S. states or foreign jurisdictions or the applicable rules and regulations of the National Bank of the Republic of Kazakhstan or the Agency of the Republic of Kazakhstan for Regulation and Development of the Financial Market in connection with the offer and sale of the ADSs.

(d) Such Selling Shareholder has, and on the Closing Date and any Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the ADSs to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the ADSs to be sold by such Selling Shareholder or a security entitlement in respect of such ADSs.

(e) The Shares represented by the ADSs to be sold by such Selling Shareholder hereunder have been deposited by such Selling Shareholder with the Depositary (or, as the case may be, remain deposited with the Depositary) and underlie the ADSs and ADRs evidencing ADSs, and such Selling Shareholder has not withdrawn such Shares.

(f) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs, the Shares or Global Depositary Receipts of the Company (“GDRs”).

(g) The sale and delivery of the ADSs as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(h) Upon payment for the Shares represented by ADSs to be sold by such Selling Shareholder pursuant to this Agreement, to a securities account(s) of the Underwriters (assuming that neither the Depository Trust Company (“DTC”) nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such ADSs or any security entitlement thereto), (A) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs may be successfully asserted against the Underwriters with respect to such security entitlement to the extent the Underwriters’ rights are governed by Article 8 of the UCC; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its organizational and other similar documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(i) Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(j) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of the Company Support Agreement are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its ADSs or Shares pursuant to this Agreement.

(k) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (A) with respect to Asia Equity Partners Limited (“AEPL”) only, (1) the representations and warranties in clauses (ii) and (iv) of this paragraph are excluded and (2) the representations and warranties set forth in clauses (i), (iii) and (v) of this paragraph shall apply only to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by AEPL expressly for use therein, it being understood and agreed that the only information furnished by AEPL consists of the name, number of securities held and footnote with respect to AEPL under the caption “Principal and Selling Shareholders” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “AEPL Information”) and (B) the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriter Information (as defined in Section 8(b) hereto).

(l) (i) None of such Selling Shareholder, any of its subsidiaries, directors, officers or employees, nor, to the knowledge of such Selling Shareholder, any agent, representative, or affiliate thereof, is an individual or entity (a “Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions (including embargoes and the freezing or blocking of assets) administered or enforced by the United States Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union or the United Kingdom (including, without limitation, His Majesty’s Treasury) (collectively, “Sanctions”); or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (which currently include the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the Crimea region, Cuba, Iran, North Korea and Syria).

(ii) Such Selling Shareholder has not engaged in, is not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject or target of Sanctions.

(iii) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of Sanctions;

(B) to fund or facilitate money laundering or terrorist financing activities;

(C) in any other manner that would cause or result in a violation of any of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010 and (c) any other applicable law, regulation, order, decree or directive, each having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”), all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”) or any Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); or

(D) in any other manner that could reasonably be expected to result in any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) becoming a person that is the subject or target of Sanctions.

(iv) Such Selling Shareholder and each of its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the best knowledge of such Selling Shareholder, threatened.

(v) Such Selling Shareholder and its subsidiaries, or, to the knowledge of such Selling Shareholder, any agent, representative, or affiliate of such Selling Shareholder or its subsidiaries have instituted and maintained and will continue to maintain the policies and procedures designed to ensure compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(vi) (a) None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(vii) The operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(m) Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee of such Selling Shareholder or any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Anti-Corruption Laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Shareholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to ensure compliance with the Anti-Corruption Laws.

(n) The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(o) The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Kazakhstan or Cypriot law or public policy, as applicable to such Selling Shareholder.

(p) To the extent any payment is to be made by such Selling Shareholder pursuant to this Agreement, such Selling Shareholder has access, subject to the laws of Kazakhstan or Cyprus, as applicable to such Selling Shareholder, to the internal currency market in Kazakhstan and Cyprus, as applicable to such Selling Shareholder, and, to the extent necessary, valid agreements with Kazakhstan and Cypriot commercial banks, as applicable to such Selling Shareholder, for purchasing U.S. dollars to make payments of amounts that may be payable under this Agreement.

(q) Such Selling Shareholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of any court, arbitration or any legal process in any court or arbitration (whether through service of notice, attachment prior to judgment or arbitral award, attachment in aid of execution, execution or otherwise).

(r) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no stamp, documentary, issuance, registration, transfer, or other similar taxes, assessments or duties, including interest, penalties, and additions thereon, are or will be payable by or on behalf of the Underwriters in Kazakhstan, Cyprus, the United Kingdom, the United States or any other jurisdiction in which any of the Selling Shareholders is required to file an income tax return, or any political subdivision thereof or taxing authority thereof or therein (each such jurisdiction, a “Relevant Taxing Jurisdiction”) in connection with (i) the execution, delivery or performance of this Agreement, (ii) the sale and delivery by the Selling Shareholders of the ADSs, with each ADS representing one Share (and any corresponding ADRs evidencing such ADSs) to the Underwriters or purchasers procured by the Underwriters, (iii) the resale and delivery of the ADSs by the Underwriters in the manner contemplated in this Agreement or the Prospectus or (iv) the initial transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of DTC to purchasers produced by the Underwriters in the manner contemplated by this Agreement or the Prospectus (each such tax, assessment or duty described in this sentence, a “Transfer Tax”).

(s) Subject to compliance with Kazakhstan and Cyprus law and the New York Convention, the courts of Kazakhstan and Cyprus, as applicable to such Selling Shareholder, would recognize any final arbitral award obtained pursuant to Section 13 of this Agreement as binding and enforceable.

(t) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Kazakhstan and Cyprus, as applicable to such Selling Shareholder, and will be honored by each jurisdiction’s courts, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Such Selling Shareholder has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to arbitration and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such arbitration.

(u) It is not necessary under the laws of Kazakhstan (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in Kazakhstan, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholders of the ADSs, for any of the Underwriters to be qualified or entitled to carry out business in Kazakhstan.

(v) This Agreement is in proper form under the laws of Kazakhstan and Cyprus, as applicable to such Selling Shareholder, for the enforcement thereof against such Selling Shareholder, and to ensure the legality, validity, enforceability or, subject to compliance with the relevant rules and regulations, admissibility into evidence in courts of Kazakhstan and Cyprus, as applicable to such Selling Shareholder, of this Agreement.

(w) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Kazakhstan and Cyprus, as applicable to such Selling Shareholder, and will be honored by the courts of Kazakhstan and Cyprus, as applicable to such Selling Shareholder. Such Selling Shareholder has the power to submit, and pursuant to Section 13 of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to arbitration, and has the power to designate, appoint and empower, and pursuant to Section 13(d) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in arbitration.

(x) The indemnification and contribution provisions set forth in Section 8 hereof do not contravene the laws or public policy of Kazakhstan and Cyprus, as applicable to such Selling Shareholder.

2. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties contained in this Agreement and the Company Support Agreement, but subject to the terms and conditions in this Agreement and the Company Support Agreement, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[•] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Selling Shareholder as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement and the Company Support Agreement, and subject to the terms and conditions of this Agreement and the Company Support Agreement, the Selling Shareholders severally agree to sell to the Underwriters on a pro rata basis the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of ADSs in excess of the number of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADS as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3. Terms of Public Offering. The Company and the Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of the Selling Shareholders’ respective portions of ADSs as soon after the Registration Statement, this Agreement and the Company Support Agreement have become effective as in the Representatives’ judgment is advisable. The Company and the Selling Shareholders are further advised by the Representatives that the ADSs are to be offered to the public initially at $[•] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] per ADS, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm ADSs to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2024, or at such other time on the same or such other date, not later than [•], 2024, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2024, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered by the Selling Shareholders to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters to a Selling Shareholder shall be reduced by any Transfer Taxes paid by, or on behalf of, the Underwriters with respect to such Selling Shareholder.

5. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters in this Agreement and in the Company Support Agreement are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and the Company Support Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement or the registration statement on Form F-6 (File No. 333-[•]) in respect of the ADSs (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”) shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the Company Support Agreement is in full force and effect, the representations and warranties of the Company contained in the Company Support Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened. The Underwriters shall also have received an executed copy of the Company Support Agreement on the date hereof.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, New York counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Kinstellar LLP, Kazakhstan counsel for the Company, which shall also cover certain tax issues, and in respect of the Selling Shareholders and certain matters of the laws of Kazakhstan, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Debevoise & Plimpton LLP, English counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion of Debevoise & Plimpton LLP in respect of the Selling Shareholders and certain matters of the laws of the State of New York, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion of A.G. Erotocritou LLC, Cypriot counsel for Asia Equity Partners Limited, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of White & Case LLP, New York counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) The Underwriters shall have received on the Closing Date an opinion of White & Case LLP, Kazakhstan counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j) The Underwriters shall have received on the Closing Date an opinion of each of Emmet, Marvin & Martin, LLP, U.S. counsel for the Depositary, and of Clifford Chance LLP, English counsel for the Depositary, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Deloitte LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate, dated the date hereof or the Closing Date, as the case may be, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, providing “management” comfort with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(m) The Level III ADS Supplemental Agreement and the Deposit Agreement shall be in full force and effect on the Closing Date.

(n) The Underwriters shall have received a certificate of the Depositary, in form and substance reasonably satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit (or, as the case may be, the continued deposit) with the Custodian under the Deposit Agreement of the Shares represented by ADSs to be purchased against issuance of the American Depositary Receipts (“ADRs”) evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(o) The Underwriters shall have received on the Closing Date a written certificate executed by, or on behalf of, each Selling Shareholder, dated as of such date, to the effect that (i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such date and (ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(p) The Lock-up Agreements between the Representatives and certain shareholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

(q) The Company Support Agreement shall be in full force and effect on the Closing Date.

(r) All of the representations and warranties of the Company contained in Section 1 of the Company Support Agreement are true and correct on the Closing Date.

(s) The Company has satisfied all of its obligations under the Company Support Agreement on the Closing Date.

(t) Such other documents as the Representatives may reasonably request with respect to the good standing of the Company.

(u) The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the following further conditions:

(i) the delivery to the Representatives on the applicable Option Closing Date of the following:

(A) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(B) an opinion and negative assurance letter of Debevoise & Plimpton LLP, New York counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(C) an opinion of Kinstellar LLP, Kazakhstan counsel for the Company, which shall also cover certain tax issues, and in respect of the Selling Shareholders and certain matters of the laws of Kazakhstan, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(D) an opinion of Debevoise & Plimpton LLP, English counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(E) an opinion of Debevoise & Plimpton LLP in respect of the Selling Shareholders and certain matters of the laws of the State of New York, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(F) an opinion of A.G. Erotocritou LLC, Cypriot counsel for Asia Equity Partners Limited, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(G) an opinion and negative assurance letter of White & Case LLP, New York counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;

(H) an opinion of White & Case LLP, Kazakhstan counsel for the Underwriters, dated the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(i) hereof;

(I) an opinion of each of Emmet, Marvin & Martin, LLP, U.S. counsel for the Depositary, and Clifford Chance LLP, English counsel for the Depositary, each dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof;

(J) a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, from Deloitte LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(k) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(K) a certificate dated the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, from the chief financial officer, substantially in the same form and substance as the certificate furnished to the Representatives pursuant to Section 5(l) hereof;

(L) a certificate of the Depositary dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the certificate required by Section 5(n) hereof;

(M) a certificate of each of the Selling Shareholders dated the Option Closing Date substantially in the same form and substance as the certificate furnished to the Underwriters pursuant to Section 5(o) hereof; and

(N) Such other documents as the Representatives may reasonably request with respect to the good standing of the Company.

(ii) The Company Support Agreement shall be in full force and effect on the Option Closing Date.

(iii) All of the representations and warranties of the Company contained in Section 1 of the Company Support Agreement are true and correct on the Option Closing Date.

(iv) The Company has satisfied all of its obligations under the Company Support Agreement on the Option Closing Date.

(v) The Level III ADS Supplemental Agreement and the Deposit Agreement shall be in full force and effect on the Option Closing Date.

(vi) The Lock-up Agreements between the Representatives and certain shareholders, officers and directors of the Company shall be in full force and effect on the Option Closing Date.

6. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) Pursuant to the requirements of Section 4 of this Agreement, each of the Selling Shareholders will timely deliver the Firm ADSs and the Option ADSs on the Closing Date or an Option Closing Date, as the case may be, to the DTC account identified by the Representatives, for the respective accounts of the several Underwriters.

(d) Each of the Selling Shareholders shall pay, and shall indemnify and hold the Underwriters harmless against, any Transfer Taxes paid by, or on behalf of, the Underwriters with respect to such Selling Shareholder.

7. Expenses. The payment of certain expenses has been agreed by and among the Company and the Underwriters in the Company Support Agreement. Each of the Selling Shareholders agrees to pay the following: (i) any underwriting discounts and commissions that are attributable to the ADSs sold by it in the offering, (ii) fees, disbursements and expenses of its counsel and (iii) all costs and expenses related to the transfer and delivery of the ADSs sold by it in the offering to the Underwriters, including any Transfer Taxes payable thereon.

8. Indemnity and Contribution. (a) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any communication with potential investors undertaken in reliance on Section 5(d) or, or Rule 163B under, the Securities Act (“Testing-the-Waters Communication”) or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(b) hereof) and (B) with respect to AEPL only, provided that such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the AEPL Information (as defined in Section 1(k) hereof). The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts and commissions but before deducting expenses, of the ADSs sold by such Selling Shareholder under this Agreement.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Shareholders and each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph, and the thirteenth paragraph, all under the caption “Underwriting” (the “Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to the aggregate net proceeds, after underwriting discounts and commissions but before deducting expenses, of the ADSs sold by such Selling Shareholder under this Agreement.

(e) The Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

9. Termination. (a) The Underwriters may terminate this Agreement by notice given by the Representatives to the Selling Shareholders, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the London Stock Exchange, the Kazakhstan Stock Exchange or the Astana International Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Kazakhstan or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, Kazakhstan or United Kingdom authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b) This Agreement shall automatically terminate upon the termination of the Company Support Agreement.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any

Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholder will, severally and not jointly, reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement and the Company Support Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) Each of the Selling Shareholders acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement and the Company Support Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement or the Company Support Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Selling Shareholders waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any ADSs at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Submission to Jurisdiction; Appointment of Agents for Service. (a) Any dispute, controversy, or claim arising out of or in connection with this Agreement (including with respect to the existence, formation, applicability, breach, validity, termination or enforcement thereof, or the consequences of its nullity or any non-contractual obligation arising out of or in connection with it) (a “Dispute”) shall be referred to and finally resolved by arbitration (an “Arbitration Proceeding”). The Arbitration Proceeding shall be conducted by three arbitrators and administered by the International Centre for Dispute Resolution (the “ICDR”) in accordance with its International Arbitration Rules in effect at the time of arbitration (the “Rules”), which Rules shall be deemed incorporated into this Section. If all parties to the Arbitration Proceeding agree that the alignment of parties as claimants and respondents in the request for arbitration is correct, or if no party objects to such alignment within 15 days after receipt of the request for arbitration, then each side shall nominate one arbitrator within 30 days of receipt of the request for arbitration. The two arbitrators so nominated shall nominate the third arbitrator within 30 days after the nomination of the later-nominated of these two arbitrators. The third arbitrator shall act as chair of the tribunal. If any of the three arbitrators is not nominated within the time prescribed above, then the ICDR shall appoint that arbitrator. If one or more of the parties to the arbitration objects in writing to the alignment of parties in the request for arbitration within 15 days after receipt of the request, and if the parties do not agree within 15 days thereafter on an alignment of the parties into two sides each of which shall appoint an arbitrator, then the ICDR shall appoint all three arbitrators.

(b) The seat of arbitration shall be the City of New York, the State of New York, United States of America, and the language of the arbitration shall be English. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment upon the award may be entered by any court having jurisdiction over the award or over the relevant party or its assets. Each of the parties to this Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to any and all Disputes involving an Underwriter being resolved by arbitration as set forth herein. To the extent that any party has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court and/or arbitration or from any legal process with respect to itself or its property, such party irrevocably waives, to the fullest extent permitted by law, including without limitation immunity from suit, immunity from service of process, immunity from jurisdiction of any court, and immunity of its property and revenues from execution or from attachment or sequestration before or after judgment.

(c) Each of the Selling Shareholders and the Underwriters agree that an Arbitration Proceeding may be commenced as a single consolidated proceeding under this Agreement and the Company Support Agreement. Should Arbitration Proceedings be separately commenced under this Agreement and the Company Support Agreement, any party to either Arbitration Proceeding may seek consolidation under the ICDR Rules.

(d) Each of the Selling Shareholders hereby irrevocably appoints, with respect to itself and its assets, Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711 as its agent for service of process in any Arbitration Proceeding or any proceeding for the recognition and/or enforcement of any award resulting from an Arbitration Proceeding, and agrees that service of process in any such proceeding may be made upon it by hand delivery, first-class mail, or courier at the office of such agent. Each of the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Selling Shareholders represents and warrants that such agent has agreed to act as the Selling Shareholders’ agent for service of process, and each of the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14. Arbitral Award Currency. If in connection with any arbitral award it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final arbitral award is given. The obligation of any Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any arbitral award or judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Selling Shareholders agrees as a separate obligation and notwithstanding any such award or judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the relevant Selling Shareholder or Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15. Taxes. All sums payable by a Selling Shareholder to the Underwriters under this Agreement shall be paid free and clear of, and without deductions or withholdings of, any present or future taxes, duties, assessments, fees or governmental charges (including any interest or penalties) levied in any Relevant Taxing Jurisdiction, unless the deduction or withholding is required by law, in which case such Selling Shareholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no such deduction or withholding been made, except to the extent that such taxes, duties, deduction or withholding are imposed due to (A) an Underwriter having any present or former connection with the jurisdiction imposing such taxes, duties, deduction or withholding other than connections arising from such Underwriter having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced by this Agreement or (B) the failure of an Underwriter to provide any form, certificate, document or other information reasonably requested by a Selling Shareholder and required for compliance with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection of such Underwriter with any taxing jurisdiction, if compliance by such Underwriter with such certification, identification or other reporting requirements was required by such taxing jurisdiction as a pre-condition to exemption from, or reduction in the rate of, such taxes, duties, assessments, fees or charges, provided that (x) any such certification, identification or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN, W-8BEN-E and W-9) and (y) the Selling Shareholders have notified such Underwriter in writing of such certification, identification or other reporting requirements at least 10 days before the applicable payment date. Notwithstanding anything to the contrary in this Agreement, all sums payable to an Underwriter by a Selling Shareholder shall be considered exclusive of any value added or similar taxes. Where a Selling Shareholder is obliged to pay value added or any similar tax on any amount payable hereunder to an Underwriter, the Selling Shareholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, for example, DocuSign at: www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan at 383 Madison Avenue, New

York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and Citigroup at 388 Greenwich St., New York, New York 10013, Attention: General Counsel (fax: +1 (646) 291-1469); and if to the Selling Shareholders shall be delivered, mailed or sent to Mr. Vyacheslav Kim at c/o Kaspi Bank JSC, 154A Nauryzbai Batyr Street, Almaty, 050013, Republic of Kazakhstan, Attention: Vyacheslav Kim, with a copy to ******; Mr. Mikheil Lomtadze at c/o Kaspi Bank JSC, 154A Nauryzbai Batyr Street, Almaty, 050013, Republic of Kazakhstan, Attention: Mikheil Lomtadze, with a copy to ******; and Asia Equity Partners Limited at 32 Kritis Street, Papachristoforou Building, 4th Floor, 3087 Limassol, Cyprus, with a copy to ******.

Very truly yours,

The Selling Shareholders named in Schedule I hereto, acting severally

By:	Mr. Vyacheslav Kim

By:
Name:
Title:

By:	Mr. Mikheil Lomtadze

By:
Name:
Title:

By:	Asia Equity Partners Limited

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC J.P. Morgan Securities LLC Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm ADSs To Be Sold
Mr. Vyacheslav Kim
Mr. Mikheil Lomtadze
Asia Equity Partners Limited

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Nomura Securities International, Inc.
Susquehanna Financial Group, LLLP
WR Securities, LLC

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

(a)	Preliminary Prospectus issued [•], 2024.

(b)	Pricing information provided orally by the Underwriters:

i.	The initial public offering price per common share for the ADS is $[•].

ii.	The number of Firm ADSs purchased by the Underwriters is [•].

iii.	The number of Additional ADSs that may be purchased by the Underwriters is [•].

(c)	Free writing prospectuses filed by the Company under Rule 433(d) under the Securities Act:

[None.]

(d)	Testing-the-Waters Communications:

[None.]

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

                    , 20

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Citigroup Global Markets Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Citigroup Global Markets Inc. (“Citigroup” and, together with Morgan Stanley and J.P. Morgan, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with certain selling shareholders of the Company providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [•] American Depositary Shares (the “ADSs”) representing common shares (“Common Shares”) of Joint Stock Company Kaspi.kz, a joint-stock company organized under the laws of Kazakhstan (the “Company”), by such selling shareholders. The Company also has global depositary receipts (“GDRs”) representing Common Shares of the Company issued pursuant to that certain Amended and Restated Deposit Agreement, dated [•], 2024, by and between the Company and The Bank of New York Mellon. The ADSs, the Common Shares and the GDRs collectively are referred to hereinafter as the “Securities.”

1

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities beneficially owned (as such term is used in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) the registration of the offer and sale of the ADSs and the sale of such ADSs to the Underwriters, in each case, as contemplated by the Underwriting Agreement,

(b) the deposit of Common Shares with the Depositary (as defined in the Underwriting Agreement), in exchange for the issuance of either ADSs or GDRs, or the cancellation of ADSs or GDRs and the withdrawal of the underlying Common Shares, provided that such ADSs or GDRs issued pursuant to this clause (b) held by the undersigned shall remain subject to the terms of this agreement,

(c) transactions relating to Securities or other securities acquired in open market transactions after the date of the Prospectus, provided that no public disclosure or filing under the Exchange Act, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse as it forms part of retained EU law in the United Kingdom by virtue of the United Kingdom European Union (Withdrawal) Act 2018 (“Market Abuse Regulation”) or the Listing Rules of the United Kingdom Financial Conduct Authority (“FCA Listing Rules”) shall be required or voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions,

(d) transfers of Securities or any security convertible into Securities as a bona fide gift, by will or by intestate succession to an immediate family member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or an immediate family member, provided that (i) each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer shall not involve a disposition for value and (iii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be required or voluntarily made during the Restricted Period,

2

(e) transfers of Securities or any security convertible into Securities to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer shall not involve a disposition for value and (iii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be required or voluntarily made during the Restricted Period,

(f) transfers of Securities or any security convertible into Securities to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be required or voluntarily made during the Restricted Period,

(g) transfers or distributions of Securities or any security convertible into Securities to direct or indirect general or limited partners, securityholders, unit holders, members or participants of the undersigned or to any company, limited partner, trust or fund of which the undersigned or its affiliate is a managing general partner (including an ultimate general partner), a manager or a controlling investor, or to a legal entity that shares the same investment management or investment advisory company with, or acts solely as bare nominee on behalf of the undersigned; provided that each distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be required or shall be voluntarily made during the Restricted Period and provided further that nothing in this agreement shall prohibit or restrict any preparatory action to be taken for the aforesaid transfers or distributions in connection therewith (unless public disclosure or a filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, disclosing a reduction in beneficial ownership in connection with such preparatory action, would be required or voluntarily made during the Restricted Period),

(h) transfers of Securities or any security convertible into Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (d) through (g) above, provided that (i) such nominee or custodian shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer shall not involve a disposition for value and (iii) no public disclosure or filing under the Exchange Act the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be required or voluntarily made during the Restricted Period,

3

(i) transfers of Securities or any security convertible into Securities pursuant to an order of a court or regulatory agency, including a domestic relations order or negotiated divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Securities, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) such transfer shall not involve a disposition for value and (iii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be required or voluntarily made during the Restricted Period,

(j) transfers of Securities or any security convertible into Securities to the Company upon death, disability or termination of employment, in each case, of the undersigned, provided that any filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, shall be legally required during the Restricted Period, then such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer,

(k) transfers of Securities or any security convertible into Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Securities involving a change of control (as defined below) of the Company following the consummation of the transactions contemplated by the Underwriting Agreement that has been approved by the Company’s board of directors, provided that (i) all of the undersigned’s Securities subject to this agreement that are not transferred, sold or otherwise disposed of remain subject to this agreement or (ii) if such tender offer, merger, consolidation or other such transaction is not completed, any of the undersigned’s Securities subject to this agreement shall remain subject to the restrictions set forth herein,

(l) the establishment or amendment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, if any, is required of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period,

(m) transfers or dispositions of Securities or any security convertible into Securities to or by the Company or the retention of Securities by the Company in connection with the Company’s long-term incentive plan as described in the Prospectus, including in order to satisfy tax withholding obligations, if any, in connection with the exercise of options in respect of Securities or their vesting or settlement, provided that any Securities received by the undersigned upon any such exercise, vesting or settlement will be subject to the restrictions set forth herein, [or]

4

(n) the granting of any charge, pledge, lien or other security interest over Securities pursuant to, or in connection with, any financing agreement or arrangement or with any restructuring, refinancing or amendment of any financing agreement or arrangement, provided that (i) the underlying documentation relating to the granting of any such charge, pledge, lien or other security interest over Securities shall clearly indicate that no such charge, pledge, lien or other security interest over Securities will be enforced prior to the expiration of the Restricted Period and (ii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, reporting a reduction in beneficial ownership of Securities, in relation to the granting of any such charge, pledge, lien or other security interest over Securities shall be required or voluntarily made during the Restricted Period[, or

(o) the transfer of Securities held by Mr. Vyacheslav Kim from time to time under the Participation Deed to Baring Fintech Nexus Limited, provided that (i) any Securities so transferred will remain subject to the restrictions set forth herein and (ii) no public disclosure or filing under the Exchange Act, the Market Abuse Regulation or the FCA Listing Rules, or other public announcement, reporting a reduction in beneficial ownership of Securities, shall be required or voluntarily made during the Restricted Period.]

For purposes of this agreement, (a) “immediate family member” shall mean any person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin and (b) “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least a majority of the total voting power of the voting Common Shares of the Company.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities during the Restricted Period, or any securities convertible into or exercisable or exchangeable for Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

5

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Company Support Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the selling shareholders and the Underwriters.

6

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned shall be released from its obligations hereunder upon the earliest of: (i) the date the Registration Statement filed with the U.S. Securities and Exchange Commission with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the ADSs to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option), (iii) the selling shareholders notify the Representatives in writing prior to the execution of the Underwriting Agreement that they do not intend to proceed with the Public Offering or (iv) [•], if the Underwriting Agreement is not executed by such date.

This agreement may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, for example, DocuSign at: www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

7

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Citigroup Global Markets Inc. (“Citigroup” and, together with Morgan Stanley and J.P. Morgan, the “Representatives”) in connection with the offering by certain selling shareholders of Joint Stock Company Kaspi.kz (the “Company”) of [•] American Depositary Shares (the “ADSs”) representing common shares (“Common Shares”) of the Company and the lock-up agreement dated [•], 2024 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ [ADSs, Common Shares and/or the global depositary receipts (“GDRs”) representing Common Shares of the Company issued pursuant to that certain deposit agreement, dated March 28, 2019, by and between the Company and The Bank of New York Mellon] (the “Securities”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Securities, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.

8

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

cc:	Joint Stock Company Kaspi.kz

Attention: Yuri Didenko

9

FORM OF PRESS RELEASE

Joint Stock Company Kaspi.kz

[Date]

Joint Stock Company Kaspi.kz (the “Company”) announced today that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., the lead book-running managers in the Company’s recent public sale of [•] American Depositary Shares (“ADSs”) representing common shares, are [waiving][releasing] a lock-up restriction with respect to ____ [ADSs][Global Depositary Receipts (“GDRs”)][common shares] of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the [ADSs][GDRs][common shares] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

10